Exhibit 10.3

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder Agreement”), dated as of September 23, 2013, by Parlex 1 Finance, LLC, a Delaware limited liability company (the “Existing Seller”), Parlex 3 Finance, LLC, a Delaware limited liability company (the “Joining Seller”) and Bank of America, N.A. (“Buyer”).

BACKGROUND

A. Existing Seller and Buyer, entered into that certain Master Repurchase Agreement, dated as of May 21, 2013, as amended by Amendment No. 1 to the Master Repurchase Agreement, dated as of September 23, 2013 (as further amended, modified and/or restated from time to time, the “Repurchase Agreement”), pursuant to which Existing Seller agreed to sell to Buyer certain Eligible Loans upon the terms and subject to the conditions set forth therein (each such transaction, a “Transaction”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Repurchase Agreement.

AGREEMENT

NOW, THEREFORE, in order to induce Buyer to enter into a Transaction with Joining Seller, and in consideration of the substantial benefit Joining Seller will derive from Buyer entering into such Transaction, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Joining Seller hereby agrees as follows:

1. In consideration of Joining Seller becoming a Seller entitled to enter into a Transaction with Buyer under and subject to the terms and conditions of the Repurchase Agreement, Joining Seller hereby agrees that, effective as of the date hereof, Joining Seller is, and shall be deemed to be, a “Seller” under the Repurchase Agreement and each of the other Transaction Documents to which the Seller is a party, and agrees that from the date hereof and so long as the Repurchase Obligations remain outstanding, Joining Seller hereby assumes the obligations of a “Seller” under, and Joining Seller shall perform, comply with and be subject to and bound by each of the terms, covenants and conditions of the Repurchase Agreement and each of the other Transaction Documents which are stated to apply to or are made by a Seller. Without limiting the generality of the foregoing, Joining Seller hereby represents and warrants that (i) each of the representations and warranties set forth in Section 10 of the Repurchase Agreement are true and correct as to Joining Seller on and as of the date hereof and (ii) Joining Seller has heretofore received true and correct copies of the Repurchase Agreement and each of the other Transaction Documents as in effect on the date hereof.

2. Without limiting the foregoing, Joining Seller agrees that it is and shall be obligated to pay the Repurchase Price applicable to its Purchased Loan on the Repurchase Date therefor and perform and pay all of the other Repurchase Obligations applicable to such Joining Seller and such Purchased Loan as if it were an original party to the Repurchase Agreement and agrees to execute and deliver such documents, agreements and other instruments as Buyer may reasonably request in connection with confirming such Joining Seller’s obligations hereunder and under the Repurchase Agreement and the other Transaction Documents.

3. In furtherance of the foregoing, Joining Seller shall execute and deliver or cause to be executed and delivered, at any time and from time to time, such further instruments and documents, and shall do or cause to be done such further acts, as may be reasonably necessary or proper in the reasonable opinion of Buyer to carry out more effectively the provisions and purposes of this Joinder Agreement and the Repurchase Agreement.

4. The Existing Seller and Joining Seller acknowledge and agree that, except as modified by this Joinder Agreement, the Repurchase Agreement and each of the other Transaction Documents remains unmodified and in full force and effect and all of the terms, covenants and conditions thereof are hereby ratified and confirmed in all respects.

5. Notwithstanding any provision, covenant, agreement or requirement to the contrary contained in this Joinder Agreement, the Repurchase Agreement or any other Transaction Document, the Seller shall make commercially reasonable efforts to amend, restate, or otherwise modify the Fee Letter and the Custodial Agreement in order to join the Joining Seller thereto, and for the Joining Seller to enter into a new (a) servicing agreement with Servicer in substantially the same form as the Servicing Agreement and (b) blocked account agreement with Servicer and Depository Bank in substantially the same form as the Blocked Account Agreement establishing a Blocked Account with Depository Bank in the manner required pursuant to Section 5(a) of the Repurchase Agreement.

6. Notwithstanding any provision, covenant, agreement or requirement to the contrary contained in this Joinder Agreement, the Repurchase Agreement or any other Transaction Document, Joining Seller shall, within thirty (30) days following date hereof, amend its organizational documents to comply with Section 9 of the Repurchase Agreement.

7. Notice information for Joining Seller for purposes of Section 16 of the Repurchase Agreement and each other applicable Transaction Document shall be as specified in the signature pages hereto for Joining Seller, or at such other address and person as shall be designated from time to time in a written notice to the other parties hereto in the manner provided for in Section 16 of the Repurchase Agreement.

7. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, each Joining Seller, Exiting Seller and Buyer has duly executed and delivered this Joinder Agreement as of the date and year first above written.

JOINING SELLER:

PARLEX 3 FINANCE, LLC

By:	/s/ Douglas Armer
Name:	Douglas Armer
Title:	Principal, Head of Capital Markets

Address for notices:

c/o Blackstone Mortgage Trust, Inc.
345 Park Avenue, 42nd Floor
New York, New York 10154
Attn: Douglas Armer
Telephone: 212-583-5000
E-mail: BXMTBofArepo@blackstone.com

with a copy to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036
Attention: David C. Djaha
Email: david.djaha@ropesgray.com

EXISTING SELLER:

PARLEX 1 FINANCE, LLC

By:	/s/ Douglas Armer
Name:	Douglas Armer
Title:	Principal, Head of Capital Markets

BUYER:

BANK OF AMERICA, N.A.

By:	/s/ Leland F. Bunch
Name:	Leland F. Bunch
Title:	Director

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